UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010 (February 18, 2010)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4820 Overland Avenue

San Diego, California 92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 571-5555

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2010, Overland Storage, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC, as placement agent (the “Placement Agent”), relating to a proposed offering of securities of the Company. A copy of the Placement Agency Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

On February 18, 2010, the Company entered into a Purchase Agreement (the “Purchase Agreement”) between the Company and the investors party thereto (the “Investors”). A copy of the form of Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. Pursuant to the Purchase Agreement, the Company agreed to issue to the Purchasers in a private placement an aggregate of 794,659 shares of the Company’s Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), initially convertible into 4,521,616 shares of the Company’s common stock, no par value per share (the “Common Stock”), and (ii) warrants initially exercisable to purchase up to 6,373,266 shares of Common Stock (together with the Placement Agent Warrants (as defined below), the “Warrants”), for an aggregate offering price of approximately $11.9 million (the “Offering”). A copy of the form of the Series A Preferred Stock certificate is attached hereto as Exhibit 4.1.

In connection with the Offering, the Company has agreed to solicit shareholder approval of the Offering at a shareholders’ meeting to be held not later than April 30, 2010 (the “Shareholders’ Meeting”).

Each Warrant has an initial exercise price of $2.583 per share of Common Stock. The Warrants are immediately exercisable, have a five year term and provide for weighted-average anti-dilution protection. The warrants are subject to a 20% blocker provision and a floor on adjustments to the exercise price to comply with Nasdaq Marketplace Rules, which provisions will expire if the shareholders approve the Offering at the Shareholders’ Meeting. A copy of the form of the Warrants is attached hereto as Exhibit 4.2 and incorporated herein by reference.

The Company also entered into a Registration Rights Agreement dated as of February 22, 2009, by and among the Company, the Investors and the Placement Agent (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission within 30 days of closing the Offering (the “Filing Deadline”) to register the shares of Common Stock issuable upon conversion or exercise of the shares of Series A Preferred Stock and the Warrants, as the case may be (collectively, the “Underlying Shares”). In the event the Company does not file the Registration Statement on or before the Filing Deadline, the Company will be required to pay liquidated damages in an amount equal to 1.5% of the aggregate amount invested by each Investor for each 30-day period or pro rata portion thereof following the Filing Deadline. A copy of the form of Registration Rights Agreement is attached hereto as Exhibit 4.3 and incorporated herein by reference.

In connection with the Offering and as partial compensation for the Placement Agent’s services, the Company issued to the Placement Agent a warrant initially exercisable to purchase up to 180,865 shares of Common Stock at an exercise price of $2.952 per share of Common Stock (the “Placement Agent Warrants”).

The above descriptions of the Placement Agency Agreement, the Purchase Agreement, the Warrants and the Registration Rights Agreement are qualified in their entirety by reference to Exhibits 1.1, 10.1, 4.2 and 4.3 attached hereto, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

All shares of Series A Preferred Stock, the Warrants, and the Underlying Shares were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended (the “Securities Act”), provided by Section 4(2) thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

On February 19, 2010, the Company filed the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock (the “Certificate of Determination”) to its Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) with the Secretary of State of the State of California, establishing the Series A Preferred Stock. Each share of Series A Preferred Stock has a stated value of $15.00 (the “Stated Value”). Each holder of shares of Series A Preferred Stock is entitled to receive cumulative dividends at the rate of 6% per annum of the Stated Value for each share of Series A Preferred Stock held by such holder, provided that no dividend shall accrue or become payable on any shares of Series A Preferred Stock that are converted into shares of Common Stock on or prior to June 30, 2010. Each share of Series A Preferred Stock is entitled to a liquidation preference equal to the greater of (i) the Stated Value plus any accrued and unpaid dividends or (ii) such amount per share of Series A Preferred Stock as would have been payable had such share of Series A Preferred Stock been converted into shares of Common Stock immediately prior to such liquidation. The shares of Series A Preferred Stock are convertible into shares of Common Stock at an initial conversion price of $2.6362 per share and are convertible (a) at the option of the holder at any time after the earlier of (x) the record date for the Shareholders’ Meeting and (y) March 21, 2010, or (b) automatically if the shareholders approve the Offering at the Shareholders’ Meeting, provided that in the case of clause (a), the conversion of shares of Series A Preferred Stock into shares of Common Stock is subject to a 20% blocker provision, which provision will expire if the shareholders approve the Offering at the Shareholders’ Meeting. Except as is otherwise required by law, Holders of shares of Series A Preferred Stock are entitled to vote together with shares of Common stock (based on one vote per share of Series A Preferred Stock) on any matter on which the holders of Common Stock are entitled to vote, provided that no shares of Series A Preferred Stock may be voted at the Shareholders’ Meeting to approve the Offering. In addition, for so long as any shares of Series A Preferred Stock remain outstanding, the Company may not, among other things, (1) authorize, create, designate, establish or issue an increased number of shares of Series A Preferred Stock or any other class or series of capital stock ranking senior to or on parity with the shares of Series A Preferred Stock, (2) amend any existing stock option, stock compensation or stock purchase plan to increase the number of shares of Common Stock covered thereby except as permitted by the Certificate of Determination, (3) enter into any transaction with any affiliate or shareholder of the Company without the approval of a majority of the non-employee members of the Board of Directors, (4) amend, alter or repeal, whether by merger, consolidation or otherwise the Articles of Incorporation, the Certificate of Determination or the Company’s Amended and Restated Bylaws in a manner which would adversely affect any right, preference, privilege or voting power of the shares of Series A Preferred Stock, or (5) directly or indirectly purchase, redeem, repurchase or otherwise acquire any shares of Common Stock or any other class or series of the Company’s capital stock other than repurchases from current or former employees, consultants or directors upon termination of service. A copy of the Certificate of Determination is attached hereto as Exhibit 3.1 and incorporated herein by reference. The above description of the Certificate of Determination is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements with Certain Officers.

(e)	Compensatory Arrangements with Certain Officers.

The Compensation Committee of the Board of Directors (the “Compensation Committee”) approved a new bonus plan, the Annual Incentive Plan for Senior Officers (the “Bonus Plan”), which became effective February 18, 2010, that provides bonus opportunities for selected employees of the Company, including each of the Company’s chief executive officer and chief financial officer. Each participant in the Bonus Plan is assigned a target bonus percentage that is expressed as a percentage of the participant’s base salary for the applicable bonus period. Bonuses are determined based on the Company’s revenue, gross profit and operating income during the bonus period in relation to performance goals established by the Compensation Committee.

The bonus opportunities for the chief executive officer and chief financial officer under the Bonus Plan for the 6-month period ending June 30, 2010 are set forth in the following table:

Executive Officer	Target Bonus (% of Base Salary)
Eric Kelly	100%
Kurt Kalbfleisch	50%

The Compensation Committee also approved grants of stock options to the chief executive officer and chief financial officer under the Company’s 2009 Equity Incentive Plan (the “Equity Plan”). These option grants are subject to approval by the shareholders of the Company of an increase in the number of shares of Common Stock available for award grant purposes under the Equity Plan within six months following the date of grant.

The following table presents the number of options granted to such officers:

Executive Officer	No. of Options Granted
Eric Kelly	1,238,000
Kurt Kalbfleisch	177,000

The Compensation Committee also approved an increase in Mr. Kalbfleisch’s base salary to $240,000.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2010, the Company filed the Certificate of Determination, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Determination, which is effective as of February 19, 2010, establishes and designates the Series A Preferred Stock and the rights, preferences, privileges and restrictions thereof.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, entitled “Overland Storage Announces Private Placement of Approximately $12.0 Million of Equity Securities” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Placement Agency Agreement, dated February 18, 2010, by and between Overland Storage, Inc. and Roth Capital Partners, LLC.

3.1	Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock

4.1	Form of Series A Preferred Stock Certificate.

4.2	Form of Common Stock Purchase Warrant.

4.3	Form of Registration Rights Agreement.

10.1	Form of Purchase Agreement.

99.1	Press Release, dated February 22, 2010, entitled “Overland Storage Announces Private Placement of Approximately $12.0 Million of Equity Securities.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: February 24, 2010	By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agency Agreement, dated February 18, 2010, by and between Overland Storage, Inc. and Roth Capital Partners, LLC.

3.1	Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock

4.1	Form of Series A Preferred Stock Certificate.

4.2	Form of Common Stock Purchase Warrant.

4.3	Form of Registration Rights Agreement.

10.1	Form of Purchase Agreement.

99.1	Press Release, dated February 22, 2010, entitled “Overland Storage Announces Private Placement of Approximately $12.0 Million of Equity Securities.”